Exhibit 4.16

CONFIDENTIAL TREATMENT HAS BEEN REQUESTED FOR PORTIONS OF THIS DOCUMENT.  THE CONFIDENTIAL PORTIONS HAVE BEEN REDACTED AND ARE DENOTED BY ASTERISKS IN BRACKETS[**].  THE CONFIDENTIAL PORTIONS HAVE BEEN SEPARATELY FILED WITH THE UNITED STATES SECURITIES AND EXCHANGE COMMISSION.

FOURTH AMENDMENT TO AMENDED AND RESTATED
REVOLVING TRADE
RECEIVABLES PURCHASE AGREEMENT

MEMORANDUM OF AGREEMENT made as of the 21st day of November, 2014.

BETWEEN:

CELESTICA INC.,

(hereinafter referred to as the “Servicer”),

 - and -

CELESTICA LLC,

CELESTICA HOLDINGS PTE LTD,

CELESTICA VALENCIA S.A. (SOCIEDAD UNIPERSONAL),

CELESTICA HONG KONG LTD.,

CELESTICA (ROMANIA) S.R.L.,

CELESTICA JAPAN KK,

CELESTICA OREGON LLC

-and-

CELESTICA ELECTRONICS (M.) SDN.

BHD.

(hereinafter referred to collectively as the “Sellers”),

DEUTSCHE BANK (MALAYSIA) BERHAD

(hereinafter referred to as “Purchaser” and together with Deutsche Bank, as the “Purchasers”)

- and -

DEUTSCHE BANK AG, NEW YORK BRANCH,

(hereinafter referred to as the “Administrative Agent” and “Deutsche Bank”).

WHEREAS the Sellers, the Servicer, the Purchasers and the Administrative Agent are parties to an Amended and Restated Revolving Trade Receivables Purchase Agreement dated as of November 4, 2011, as amended by the First Amendment dated as of November 19, 2012, by the Second Amendment dated as of January 2, 2013 and the Third Amendment, dated as of November 21, 2013 (as so amended, the “Receivables Purchase Agreement”);

WHEREAS the Sellers, the Servicer, the Purchasers and the Administrative Agent now wish to further amend the Receivables Purchase Agreement by this amending agreement (this “Amending Agreement”);

AND WHEREAS Section 9.1 of the Receivables Purchase Agreement permits written amendments thereto with the written consent of each of the Sellers, the Servicer, the Required Purchasers and the Administrative Agent;

NOW THEREFORE THIS AGREEMENT WITNESSES that, in consideration of the premises, covenants and agreements of the parties herein contained and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by each party, the parties hereby covenant and agree as follows:

1.                                 Defined Terms  All capitalized terms and expressions used and not otherwise defined in this Amending Agreement including in the recitals hereto shall have the meanings specified in the Receivables Purchase Agreement.

2.                                 Amendments of Definitions in Section 1.1:

2.1        The definition of “Availability Termination Date” is amended and restated in its entirety as follows:

“Availability Termination Date”: the earlier of (i) the date that is the tenth anniversary of the Closing Date and (ii) the date on which the Administrative Agent delivers to the Servicer a notice of termination as a result of a Termination Event in accordance herewith (or the date on which such termination becomes effective automatically pursuant to Section 7).

3.                                 Amendment to the Obligor Limits  Schedule 1.2, “Eligible Buyers, Obligor Limits and Applicable Percentages” is deleted and replaced with Schedule 1.2 attached hereto.

4.                                 Fees  Section 2.4 of the Receivables Purchase Agreement is amended and restated in its entirety as follows:

2.4        Fees.  Celestica Canada agrees to pay to Deutsche Bank AG the fees in the amounts and on the dates previously agreed to in accordance with the Fee Letter between Celestica Canada and Deutsche Bank AG dated November 21, 2014 (the “Fee Letter”).

5.                                 Amendment to Section 2.3(c)

5.1         The following language is inserted at the end of the penultimate paragraph of Section 2.2(c) “or HSBC Bank USA, National Association.”

5.2         The ultimate paragraph of Section 2.2(c) is amended and restated in its entirety as follows:

“The Servicer and the Sellers acknowledge and agree that a portion of the Receivables will be offered for sale by Deutsche Bank AG, New York Branch, as Purchaser, to each of Citibank, N.A. and HSBC Bank USA, National Association, each as a participant, pursuant to the terms and subject to the conditions of a participation agreement entered into between each of them and Deutsche Bank AG, New York Branch. While Deutsche Bank AG, New York Branch, will be the nominal purchaser of any such Receivables taken up by Citibank, N.A. or HSBC Bank USA, National Association, as applicable, each on the terms and subject to the conditions of the applicable participation agreement, the Administrative Agent’s notice of acceptance of the offer to purchase any such Receivables will identify which Receivables are being acquired for the benefit of such participant, and such participant will be directed by Deutsche Bank AG, New York Branch to make payment of the Purchase Price therefor directly to the Servicer. Neither the Administrative Agent nor any Purchaser shall have liability, contingent or otherwise, for payment of such amounts or any loss resulting from the non-payment of such amounts.”

6.                                      Removal of Celestica Czech Republic  With effect from the Effective Date of this Amending Agreement, Celestica Czech Republic, having been liquidated, will cease to be a “Seller” for all purposes under the Receivables Purchase Agreement.

7.                                      Representations and Warranties  To induce the Administrative Agent and the Purchasers to enter into this Amending Agreement, the Guarantor and each of the Sellers hereby jointly and severally make the following representations and warranties (provided that Celestica Valencia shall only be responsible hereunder for its own representations and warranties):

(a)         The Guarantor and each of the Sellers hereby represents and warrants as of the date of this Amending Agreement that no Termination Event or Incipient Termination Event has occurred and is continuing.

(b)         The Guarantor and each of the Sellers hereby represents and warrants as of the date of this Amending Agreement and as of the Effective Date (as defined below) that the audited consolidated balance sheets of Celestica Canada and its consolidated Subsidiaries as at December 31, 2013, and the related statements of income and of cash flows of Celestica Canada for the fiscal year ended on such dates, present fairly in all material respects the consolidated financial condition of Celestica Canada and its consolidated Subsidiaries as at such date, and Celestica Canada’s consolidated results of operations and cash flows for the respective fiscal years then ended. All such financial statements, including the related schedules and notes thereto, have been prepared in accordance with GAAP, applied consistently throughout the periods involved (except as approved by Celestica Canada’s accountants and disclosed therein).

(c)          The Guarantor and each of the Sellers hereby represents and warrants as of the date of this Amending Agreement and as of the Effective Date (as defined below) that since the date of the most recent financial statements made available to the Administrative Agent and the Purchasers there has been no change, development or event that has had or could reasonably be expected to have a Material Adverse Effect.

8.                                      Ratification  Except for the specific changes and amendments to the Receivables Purchase Agreement contained herein, the Receivables Purchase Agreement and all related documents are in all other respects ratified and confirmed and the Receivables Purchase Agreement as amended hereby shall be read, taken and construed as one and the same instrument.

9.                                      Counterparts  This Amending Agreement may be executed by one or more of the parties to this Amending Agreement on any number of separate counterparts, and all of said counterparts taken together shall be deemed to constitute one and the same instrument. A set of this Amending Agreement signed by all the parties shall be lodged with the Servicer and the Administrative Agent.

10.                               Confirmation of Guarantee  The Guarantor hereby confirms and agrees that (i) the Guarantee is and shall continue to be in full force and effect and is otherwise hereby ratified and confirmed in all respects; and (ii) the Guarantee is and shall continue to be an unconditional and irrevocable guarantee of all of the Obligations (as defined in the Guarantee).

11.                               Further Assurances  Each party shall, and hereby agrees to, acknowledge and deliver or cause to be done, executed, acknowledged and delivered, such further acts, deeds, mortgages, transfers and assurances as are reasonably required for the purpose of accomplishing and effecting the intention of this Amending Agreement.

12.                               Conditions to Effectiveness  This Amending Agreement shall become effective (such date being the “Effective Date”) upon receipt by the Administrative Agent of counterparts (i) hereof, duly executed and delivered by each of the parties hereto and (ii) of the Fee Letter duly executed and delivered by Celestica Canada. The Administrative Agent shall inform the Guarantor, the Sellers and the Purchasers of the occurrence of the Effective Date.

13.                               Successors and Assigns  This Amending Agreement shall be binding upon and inure to the benefit of the Sellers, the Servicer, the Purchasers, the Administrative Agent, and their respective successors and permitted assigns.

14.                               Governing Law  This Amending Agreement shall be governed and construed in accordance with the laws of the Province of Ontario.

IN WITNESS WHEREOF, the parties hereto have caused this Amending Agreement to be duly executed and delivered by their proper and duly authorized officers as of the day and year first above written.

CELESTICA INC., as Servicer and as Guarantor

by	/s/ Darren Myers
Name: Darren Myers
Title: Authorized Signatory

CELESTICA LLC

by	/s/ Darren Myers
Name: Darren Myers
Title: Authorized Signatory

CELESTICA HOLDINGS PTE LTD

by	/s/ Monica Fung
Name: Monica Fung
Title: Authorized Signatory

CELESTICA VALENCIA S.A. (SOCIEDAD UNIPERSONAL)

by	/s/ Robert J. Schormans
Name: Robert J. Schormans
Title: Authorized Signatory

CELESTICA HONG KONG LTD.

by	/s/ Monica Fung
Name: Monica Fung
Title: Authorized Signatory

CELESTICA (ROMANIA) S.R.L.

by	/s/ Robert J. Schormans
Name: Robert J. Schormans
Title: Authorized Signatory

CELESTICA JAPAN KK

by	/s/ Monica Fung
Name: Monica Fung
Title: Authorized Signatory

CELESTICA ELECTRONICS (M) SDN. BHD.

by	/s/ Yong Chong Chin
Name: Yong Chong Chin
Title: Authorized Signatory

CELESTICA OREGON LLC

by::	/s/ Walter Janovic
Name: Walter Janovic
Title: Authorized Signatory

DEUTSCHE BANK AG, NEW YORK BRANCH, as Administrative Agent and as Purchaser

by	/s/ Robert Altman
Name: Robert Altman
Title: Assistant Vice President

by	/s/ Elizabeth Ksov
Name: Elizabeth Ksov
Title: Assistant Vice President

DEUTSCHE BANK (MALAYSIA) BERHAD, as Purchaser

by	/s/ Wendy Ang
Name: Wendy Ang
Title: Head of Trade Finance, Malaysia TFCMC

by	/s/ Chintan Shah
Name: Chintan Shah
Title: Director, Head of Trade Finance & Cash Management Corporates, GTB

SCHEDULE 1.2

To the Receivables Purchase Agreement, Eligible Buyers, Obligor Limits and Applicable Percentages

		Proposed	SPLIT-
		Obligor	Deutsche	SPLIT -	SPLIT -
OBLIGOR NAME	Spread	Limit	Bank	HSBC	Citibank

IBM Corporation	[**]%	[**]		[**]
IBM Corporation Endicott	[**]%	[**]		[**]
IBM Ireland Product Distribution	[**]%	[**]			[**]
JUNIPER NETWORKS INC	[**]%	[**]		[**]
HONEYWELL INTERNATIONAL INC	[**]%	[**]		[**]
CISCO SYSTEM INC	[**]%	[**]	[**]
Google Inc	[**]%	[**]	[**]
EMC INFORMATION SYSTEMS
INTERNATIONAL	[**]%	[**]	[**]
POLYCOM, INC	[**]%	[**]	[**]
POLYCOM GLOBAL INC	[**]%	[**]	[**]
NEC Corporation	[**]%	[**]	[**]
HGST (Thailand) Ltd	[**]%	[**]	[**]
HGST Singapore PTE Ltd	[**]%	[**]	[**]
ORACLE AMERICA, INC.	[**]%	[**]	[**]
ORACLE EMEA LTD	[**]%	[**]	[**]
ORACLE USA, INC.	[**]%	[**]	[**]
APPLIED MATERIALS ISRAEL LTD	[**]%	[**]	[**]
AMAT-VMO	[**]%	[**]	[**]
APPLIED MATERIALS SE ASIA PTE	[**]%	[**]	[**]
APPLIED MATERIALS INC	[**]%	[**]	[**]
Hitachi Metals	[**]%	[**]	[**]

Total		[**]	[**]	[**]	[**]

[**]  Certain confidential information contained in this document, marked with asterisks in brackets, has been redacted pursuant to a request for confidential treatment and has been filed separately with the United States Securities and Exchange Commission.